                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Wachovia Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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

                                                              [LOGO OF WACHOVIA]

           100 North Main Street               191 Peachtree Street, N.E.
               P.O. Box 3099                         P.O. Box 4148
       Winston-Salem, North Carolina             Atlanta, Georgia 30303
                27150


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                                                 March 19, 2001


TO THE SHAREHOLDERS OF
WACHOVIA CORPORATION:

      You are cordially invited to attend the Annual Meeting of Shareholders of Wachovia Corporation to be held at the Wachovia Park Building, 101 North Cherry Street, Winston-Salem, North Carolina, on Friday, April 27, 2001, at 10:30 A.M., EDT, for the following purposes:

    (1) To elect five directors for three-year terms to expire at the 2004 Annual Meeting of Shareholders;

    (2)  To ratify the appointment of the independent auditors for 2001; and

    (3) To transact such other business as properly may come before the meeting.

      Shareholders of record at the close of business on February 20, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof.


                                        /s/ L.M.Baker, Jr.
                                        L. M. Baker, Jr.
                                        Chairman, President
                                        and Chief Executive Officer

                                                              [LOGO OF WACHOVIA]

           100 North Main Street                191 Peachtree Street, N.E.
               P.O. Box 3099                           P.O. Box 4148
       Winston-Salem, North Carolina              Atlanta, Georgia 30303
                27150

                                PROXY STATEMENT

                                March 19, 2001

      This Proxy Statement and accompanying proxy are being mailed to share-holders on or about March 19, 2001, in connection with the solicitation of proxies by the Board of Directors of Wachovia Corporation for use at the An-nual Meeting of Shareholders to be held on April 27, 2001, and at any adjourn-ment thereof (the "Annual Meeting"). The entire cost of the solicitation will be borne by Wachovia. In addition to solicitation by Internet, telephone or mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and Wa-chovia will reimburse them for their expenses in so doing. Wachovia has re-tained W. F. Doring & Co. to assist in such solicitation. The fee to be paid to such firm is not expected to exceed $7,500, plus reasonable out-of-pocket costs and expenses. Personal solicitation also may be conducted by Directors, officers and employees of Wachovia and its affiliates.

      Shareholders of record at the close of business on February 20, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 204,036,945 shares of common stock outstanding. Each share of common stock is entitled to one vote.

      A majority of votes entitled to be cast on a particular matter, repre-sented in person or by proxy, constitutes a quorum for purposes of the Annual Meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment, unless a new record date is set for the adjournment. Abstentions will be counted in determining the existence of a quorum, but shares held by a broker, as nominee, and not voted on any matter will not be counted for such purpose.

      The election of each nominee for Director requires the affirmative vote of the holders of a plurality of the votes cast in the election of Directors. The affirmative vote of a majority of the votes cast will be required to act on all other matters scheduled to come before the Annual Meeting. Votes that are withheld and shares held by a broker, as nominee, that are not voted will not be included in determining the number of votes cast and, therefore, will have no effect on the election of Directors or other matters to come before the Annual Meeting.

                       VOTING AND REVOCABILITY OF PROXY

      Shareholders of record can simplify their voting by calling the toll-free number 1-877-779-8683 or voting via the Internet at http://www.eproxyvote.com/wb. Telephone and Internet voting information is provided on the enclosed proxy. A control number, located on the proxy, is de-signed to verify each shareholder's identity and allow shareholders to vote their shares and confirm that their voting instructions have been properly re-corded.

      If your shares are held in the name of a bank or broker, follow the vot-ing instructions on the form you receive. The availability of telephone and Internet voting will depend on their voting process.

      If you do not choose to vote by telephone or Internet, you may still re-turn your proxy, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy. If your proxy is signed and returned with-out specifying choices, the shares will be voted in favor of proposals 1 and
2. If you vote by telephone or Internet, it is not necessary to return your proxy.

      You may revoke your proxy at any time before it is voted at the Annual Meeting by submitting a later-voted proxy by telephone, Internet or mail, by voting by ballot at the meeting, or by providing written notice of the revoca-tion to the Secretary of Wachovia.

      Your vote is important. Accordingly, whether or not you plan to attend the Annual Meeting, you are urged to vote by telephone, Internet or by signing and returning the accompanying proxy. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

      In the event that any matter not described in this Proxy Statement prop-erly comes before the meeting, the proxyholders named in the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment. As of the date of this Proxy Statement, Wachovia is not aware of any other matter that might be presented at the meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information for each person who, as of the Record Date, beneficially owned more than 5% of Wachovia's common stock. To the best of Wachovia's knowledge, no other person owned more than 5% of Wachovia's common stock as of the Record Date.

                                            Amount and Nature
                                         of Beneficial Ownership
         Name and Address of                  of Shares of          Percent of
          Beneficial Owner                    Common Stock         Common Stock
         -------------------             -----------------------   ------------
Wachovia Corporation (1)                       13,449,686 (1)         6.61%
Wachovia Bank, National Association
Wachovia Securities, Inc.
100 North Main Street
Winston-Salem, NC 27101

Wellington Management Company, LLP (2)         12,604,294 (2)         6.19%
75 State Street
Boston, MA 02109

(1) Wachovia Bank, National Association ("Wachovia Bank") and Wachovia Securi-ties, Inc. are each wholly owned subsidiaries of Wachovia. All of the shares of Wachovia's common stock held by these two companies are held in fiduciary or representative capacities for the benefit of other persons. These two companies have, in the aggregate, sole voting power for 5,481,847 shares, shared voting power for 3,180,907 shares, sole disposi-tive power for 3,912,005 shares and shared dispositive power for 8,547,387 shares. This information is based on Wachovia's Form 13G dated Februar-y 12, 2001.
(2) Wellington Management Company, LLP ("Wellington") is a registered invest-ment adviser and holds shares of Wachovia's common stock on behalf of its investment advisory clients. Wellington has shared voting power for 4,698,206 shares and shared dispositive power for 12,604,294 shares. This information is based on Wellington's Form 13G dated February 14, 2001.

                             ELECTION OF DIRECTORS

      The bylaws of Wachovia provide that the number of Directors shall not be less than nine nor more than 25. There are presently 16 Directors divided into three classes. The bylaws further provide that an individual may not be elected a Director or continue to serve past an annual meeting if such person has reached the age of 67 (or 66 as to persons who have served for five or more years as Chief Executive Officer of Wachovia), and an individual may not be elected a Director who has retired from active participation or practice of the individual's principal business or profession, provided that a Director who retires from active participation in his or her principal business or pro-fession during the course of an unexpired term as Director may complete the unexpired term subject to the age limitation. Mr. Prendergast retired as of January 1, 2001, and Mr. Smith will retire as of the date of the Annual Meet-ing pursuant to these retirement provisions. At the Annual Meeting, five Di-rectors are to be elected to serve for a term of three years, until the 2004 Annual Meeting. If elected, the nominees are expected to serve until their re-spective terms expire, except as the age and other retirement provisions of Wachovia's bylaws otherwise require, and until their successors are elected and qualified. The remaining members of the Board of Directors are expected to continue to serve until their respective terms expire. As a result of the re-tirement of Messrs. Smith and Prendergast and following the election of all of the nominees for Director at the Annual Meeting, the Board will consist of 15 Directors.

      It is not anticipated that any of the nominees will be unable or unwill-ing to serve, but if that should occur, the proxyholders named in the proxy intend to vote for such other individual or individuals for Director as the Board of Directors may nominate or, if recommended by the Board of Directors, to reduce the number of Directors to be elected at the Annual Meeting by the number of individuals unable or unwilling to serve (subject to the requirement of Wachovia's articles of incorporation that the number of Directors in each of the three classes be as equal in number as possible). Proxies cannot be voted for a greater number of nominees than the number named in the Proxy Statement.

      Set forth on the following pages for each nominee for election as a Di-rector of Wachovia, and for each Director whose term will continue after the Annual Meeting, is a brief statement including the age, year of first election as a Director of Wachovia, principal occupation and business experience during the past five years, and certain other directorships, all as of December 31, 2000, unless otherwise indicated.

                      NOMINEES FOR ELECTION AS DIRECTORS
                       Term Expiring 2004 Annual Meeting

-------------------------------------------------------------------------------
[PHOTO]


                JAMES S. BALLOUN, 62, has served since 1996 as Chairman, President and Chief Executive Officer of National Service Industries, Inc., which is engaged in multi-industry manufacturing and diversified services. Prior thereto, he was a director with McKinsey & Company, Inc., a management consulting firm. Mr. Balloun also serves as a director of Radiant Systems, Inc. and Georgia-Pacific Corporation. He was first elected a Director of Wachovia in 1997 and was elected for his present term at the 1998 Annual Meeting of Shareholders.

                Committee: Technology
-------------------------------------------------------------------------------

                NOMINEES FOR ELECTION AS DIRECTORS -- concluded
                       Term Expiring 2004 Annual Meeting

--------------------------------------------------------------------------------
[PHOTO]

                PETER C. BROWNING, 59, has served since September 2000 as Chairman and a director of Nucor Corporation, a steel products manufacturing company. Previously, he served as President and Chief Executive Officer of Sonoco Products Company from April 1998 until July 2000 and as its President and Chief Operating Officer from 1996 to 1998. He also serves as a director of Lowe's Companies, Inc., Phoenix Home Life Mutual Insurance Company, and, since January 2001, National Service Industries, Inc. Mr. Browning was first elected a Director of Wachovia in 1997 and was elected for his present term at the 1998 Annual Meeting of Shareholders.


                Committees: Corporate Governance and Nominating
                            Management Resources and Compensation
                            Executive

--------------------------------------------------------------------------------
[PHOTO]

                W. HAYNE HIPP, 60, is Chairman, President, Chief Executive Officer and a director of The Liberty Corporation, a broadcast holding company. He also serves as a director of SCANA Corporation. Mr. Hipp has been a Director of Wachovia since 1991 and was elected for his present term at the 1998 Annual Meeting of Shareholders.

                Committees: Credit
                            Finance


--------------------------------------------------------------------------------
[PHOTO]

                LLOYD U. NOLAND, III, 57, is Chairman, President, Chief Executive Officer and a director of Noland Company, a supplier of industrial products. He was first elected as a Director of Wachovia in 1997 and was elected for his present term at the 1998 Annual Meeting of Shareholders.

                Committee: Technology


--------------------------------------------------------------------------------
[PHOTO]

                DONA DAVIS YOUNG, 46, has served since February 2000 as President of Phoenix Home Life Mutual Insurance Company, a mutual insurance company. Prior thereto, she served as Executive Vice President--Individual Insurance and General Counsel. Ms. Young also is a director of Phoenix Home Life Mutual Insurance Company, Sonoco Products Company, and, since January 2001, the Venator Group, Inc. She was first elected a Director of Wachovia in October 2000.

                Committees: Credit
                            Finance

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         DIRECTORS CONTINUING IN OFFICE
                       Term Expiring 2002 Annual Meeting

--------------------------------------------------------------------------------
[PHOTO]

                LESLIE M. BAKER, JR., 58, has served as Chairman of the Board of Wachovia since April 1998, Chief Executive Officer of Wachovia since 1994, and President of Wachovia since January 2001 and from January 1994 to April 1999. Mr. Baker also is a director of National Service Industries, Inc. Mr. Baker was first elected a Director of Wachovia in 1993 and was elected for his present term at the 1999 Annual Meeting of Shareholders.

                Committee: Executive


--------------------------------------------------------------------------------
[PHOTO]

                THOMAS K. HEARN, JR., 63, is President of Wake Forest University. He was first elected a Director of Wachovia in 1990 and was elected for his present term at the 1999 Annual Meeting of Shareholders.

                Committees: Credit
                            Finance


--------------------------------------------------------------------------------
[PHOTO]

                ELIZABETH VALK LONG, 50, is Executive Vice President of Time Inc., an AOL Time Warner subsidiary, and a publisher and direct marketer of magazines, books, music and video products. Ms. Long also is a director of the J.M. Smucker Company. She was first elected a Director of Wachovia in January 1999 and was elected to her present term at the 1999 Annual Meeting of Shareholders.


                Committees: Audit
                            Compliance

--------------------------------------------------------------------------------
[PHOTO]

                MORRIS W. OFFIT, 64, is Chairman and Chief Executive Officer of OFFITBANK, a New York State trust bank and a wholly owned subsidiary of Wachovia, and was Chairman of the Board and Chief Executive Officer of OFFITBANK Holdings, Inc. from January 1999 through August 1999. He was first elected as a Director of Wachovia in October 1999 and was elected for his present term at the 2000 Annual Meeting of Shareholders.


--------------------------------------------------------------------------------

                       Term Expiring 2002 Annual Meeting

--------------------------------------------------------------------------------
[PHOTO]

                JOHN C. WHITAKER, JR., 63, is Chairman of the Board and Chief Executive Officer of Inmar Enterprises, Inc., an information services and transaction processing company. He was first elected a Director of Wachovia in 1996 and was elected for his present term at the 1999 Annual Meeting of Shareholders.

                Committees:  Corporate Governance and Nominating
                             Management Resources and Compensation
                             Executive

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         DIRECTORS CONTINUING IN OFFICE
                       Term Expiring 2003 Annual Meeting
--------------------------------------------------------------------------------
[PHOTO]

                F. DUANE ACKERMAN, 58, has served as Chairman of the Board, President and Chief Executive Officer of BellSouth Corporation since December 1997. He was Vice Chairman of the Board, President and Chief Executive Officer from December 1996 to December 1997, and Vice Chairman of the Board and Chief Operating Officer from January 1995 to December 1996. He also serves as a director of Allstate Corporation. He was first elected a Director of Wachovia at the 2000 Annual Meeting of Shareholders.

                Committees: Audit
                            Compliance
--------------------------------------------------------------------------------
[PHOTO]

                JOHN T. CASTEEN III, 57, is President of the University of Virginia. He was first elected as a Director of Wachovia in 1997 and was elected for his present term at the 2000 Annual Meeting of Shareholders.


                Committees: Audit
                            Compliance


--------------------------------------------------------------------------------

                  DIRECTORS CONTINUING IN OFFICE -- concluded
                       Term Expiring 2003 Annual Meeting

--------------------------------------------------------------------------------
[PHOTO]

                GEORGE W. HENDERSON, III, 52, is Chairman, Chief Executive Officer and a director of Burlington Industries, Inc., which manufactures textiles and home furnishings. He was elected Chairman in February 1998 and Chief Executive Officer in 1995. He also served as President from 1993 to 1998. Mr. Henderson also serves as a director of Jefferson Pilot Corporation. He was first elected a Director of Wachovia in 1997 and was elected for his present term at the 2000 Annual Meeting of Shareholders.

                Committees: Audit
                            Compliance

--------------------------------------------------------------------------------
[PHOTO]

                ROBERT A. INGRAM, 58, has served as Chief Operating Officer and President, Pharmaceutical Operations, of GlaxoSmithKline plc, a pharmaceutical research and development company, since the merger of Glaxo Wellcome plc and SmithKline Beecham plc in December 2000. Prior thereto, Mr. Ingram served as Chief Executive Officer of Glaxo Wellcome plc from 1997 to December 2000 and Executive Director from September 1996 to October 1997, and Chief Executive Officer of Glaxo Wellcome Inc. from 1994 to January 1999, Chairman from October 1997 to January 2001, and President from 1994 to January 1999. Mr. Ingram serves as a director of Nortel Networks Corporation and TheraCom, Inc. He was first elected as a Director of Wachovia in 1997 and was elected for his present term at the 2000 Annual Meeting of Shareholders.


                Committees: Corporate Governance and Nominating
                            Management Resources and Compensation
                            Executive

--------------------------------------------------------------------------------

[PHOTO]


                GEORGE R. LEWIS, 59, has served since 1997 as President and Chief Executive Officer of Philip Morris Capital Corporation, which engages in various financing and investment activities. Prior thereto, he was Vice President and Treasurer of Philip Morris Companies Inc., the parent company of Philip Morris Capital Corporation, which engages in the manufacture and sale of various consumer products. He serves as a director of Ceridian Corporation and Kemper National Insurance Companies. Mr. Lewis was first elected as a Director of Wachovia in 1997 and was elected for his present term at the 2000 Annual Meeting of Shareholders.

                Committee: Technology
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

           ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Meetings

      The Board of Directors of Wachovia held seven meetings during 2000. Dur-ing 2000, each Director, with the exception of Messrs. Hearn and Ingram, at-tended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of all committees of the Board on which such Director served.

Compensation

      Nonemployee Directors of Wachovia are paid a cash retainer of $12,500 per calendar quarter for their services as members of the Board of Directors and $1,000 per meeting for any special meetings beyond the four regularly scheduled quarterly meetings of the Board and each committee. There are no ad-ditional payments for attendance at regularly scheduled Board or committee meetings. Cash retainer and meeting fees may be deferred into the Wachovia Corporation Director Deferred Stock Unit Plan (the "Deferred Stock Unit Plan") described below.

      Nonemployee Directors of Wachovia are credited with a quarterly grant of $4,500 under the Deferred Stock Unit Plan. Amounts credited to or deferred into the Deferred Stock Unit Plan, which is administered by the Management Re-sources and Compensation Committee, are equal to such number of shares of com-mon stock that could be purchased with the $4,500 grant and any deferred cash retainer fee on the quarterly award date at a price equal to the average of the closing price of Wachovia's common stock for the preceding ten trading days ("fair market value"). Deferred Stock Unit Plan account balances are fully vested at all times and are payable in cash after a Director's termina-tion for any reason (or upon a change of control of Wachovia). The amount of cash payment will equal the fair market value per share of the common stock on the payment date times the number of deferred stock units redeemed from the Director's account. Payment may be made in a lump sum or annual installments for up to 10 years after termination. Deferred stock unit balances under the Deferred Stock Unit Plan also are credited each quarter with dividend equiva-lent grants based on the number of units credited to each Director's account on each dividend record date.

      Wachovia's Stock Plan provides for the award of 1,000 shares of re-stricted stock to each nonemployee Director who is newly elected or appointed to the Board of Directors and the award of 250 shares of restricted stock at each annual meeting to each nonemployee Director who has been a Director for at least one year. The initial award of 1,000 shares is restricted for three years and vests on the third anniversary of the date of grant provided the Di-rector is still in service. The annual award of 250 shares vests one year af-ter the date of grant provided the Director is still in service. In addition, a Director award not otherwise forfeited will vest upon the death, disability or retirement of the Director or upon a change in control. Director awards not otherwise earned are forfeited upon the termination of the Director from serv-ice on the Board of Directors.

      Directors who formerly served on the Board of Directors of Central Fi-delity Banks, Inc. hold common stock equivalents as a result of retainer and meeting fees deferred under the Central Fidelity Compensation Plan for Non-Em-ployee Directors (the "Central Fidelity Directors Plan") which are equivalent in value to shares of Wachovia common stock. These equivalents are settled in stock according to the distribution election of the Director.

Committees

      The Board of Directors has the following standing committees: Audit, Compliance, Corporate Governance and Nominating, Credit, Executive, Finance, Management Resources and Compensation, and Technology. The members of each committee as of December 31, 2000 are identified above under the heading "Election of Directors." Information concerning certain of these standing com-mittees is set forth below.

      The Audit Committee consists entirely of Directors who are considered independent under applicable regulatory standards. The Audit Committee is re-sponsible for assuring that there exist viable internal and independent audit-ing processes for Wachovia and its subsidiaries and affiliated companies. The committee recommends to the Board of Directors the appointment of the indepen-dent auditors. The committee communicates with internal auditors, independent auditors and regulatory examiners for the purpose of satisfying the committee that audit scopes and programs are comprehensive and adequate, that management takes appropriate and timely action on recommendations made by internal audi-tors, independent auditors and regulatory examiners, and that Wachovia person-nel cooperate fully with internal auditors, independent auditors and regula-tory examiners. In fulfilling its responsibilities, the committee reviews and considers written and oral reports of examinations by the regulatory authori-ties, management letters and other comments of independent auditors, reports of the internal auditors, and other audit-related information it considers ap-propriate. The Chairman of the Audit Committee regularly reports to the Board of Directors on the committee's findings, any recommendations made by the com-mittee and action taken by management on such recommendations. During 2000, the Audit Committee met four times. The Board of Directors has adopted a writ-ten charter for the Audit Committee, a copy of which is attached as Exhibit A to this Proxy Statement. See also "Audit Committee and Other Audit Matters" on pages 11 and 12.

      The Management Resources and Compensation Committee (the "Compensation Committee") has the responsibility for establishing and administering salary, incentive, benefit and stock plans, including setting the compensation of se-nior officers, reviewing and recommending assignment and succession of execu-tive management, and at least annually reviewing the performance and compensa-tion of the Chief Executive Officer and reporting its findings to the nonman-agement members of the Board. The Compensation Committee, or a subcommittee thereof, also serves as the committee of outside directors for the purposes of the qualified performance-based compensation requirements for employer compen-sation deductions that are set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met four times during 2000.

      The Corporate Governance and Nominating Committee has the responsibility to consider and recommend nominees for the Board of Directors of Wachovia, as-sess the performance of the Board, evaluate issues of corporate governance and recommend the processes and practices through which the Board conducts its business. See the discussion on page 22 under the section titled "Presentation of Matters at the 2002 Annual Meeting" for the procedures that shareholders must follow to nominate persons for election as Directors at the 2002 Annual Meeting of Shareholders. The Corporate Governance and Nominating Committee met four times during 2000.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth, as of the Record Date, the number of shares of Wachovia common stock held by each Director, nominee for Director and executive officer named in the Summary Compensation Table, and by all Di-rectors and executive officers as a group. Unless otherwise noted, each indi-vidual has sole voting and investment authority with respect to the number of shares set forth opposite their names.

                                   Amount and Nature
                                of Beneficial Ownership       Percent of
   Name                           of Common Stock (1)   Shares Outstanding (2)
   ----                         ----------------------- ----------------------
   F. Duane Ackerman...........            2,223                  *
   Leslie M. Baker, Jr. (3)....          498,645                  *
   James S. Balloun............            2,250                  *
   Peter C. Browning...........            1,450                  *
   John T. Casteen III.........            2,137                  *
   Jean E. Davis (3)...........           56,466                  *
   Mickey W. Dry (3)(4)(5).....          242,929                  *
   Thomas K. Hearn, Jr. .......            3,148                  *
   George W. Henderson, III
    (5)........................            3,459                  *
   W. Hayne Hipp...............            7,770                  *
   Robert A. Ingram............            1,700                  *
   George R. Lewis.............            6,439                  *
   Elizabeth Valk Long.........            2,100                  *
   Robert S. McCoy, Jr.
    (3)(5).....................          178,369                  *
   Lloyd U. Noland, III (6)....           90,348                  *
   Morris W. Offit (7).........          489,201                  *
   G. Joseph Prendergast
    (3)(8).....................          237,325                  *
   Sherwood H. Smith, Jr.
    (5)(9).....................            9,129                  *
   John C. Whitaker, Jr. ......            5,522                  *
   Dona Davis Young............              400                  *
   All Directors and Executive
    Officers as a Group (26
    persons)...................        2,301,194                1.12%

  *Less than 1%

    (1) Includes the following number of shares of common stock that may be acquired within 60 days of the Record Date through the exercise of stock options or stock appreciation rights that are settled in shares of common stock, or the vesting of restricted stock awards under one or more of Wachovia's stock plans: Mr. Baker, 353,098 shares; Ms. Davis, 50,900 shares; Mr. Dry, 130,331 shares; Mr. McCoy, 122,000 shares; Mr. Prendergast, 157,000 shares; and all di-rectors and executive officers as a group, 1,188,736 shares.

    (2) Based on the number of shares outstanding at, or acquirable within 60 days of, the Record Date.

    (3) Includes shares held by Wachovia Bank, as Trustee under Wachovia's Retirement Savings and Profit-Sharing Plan, as follows: Mr. Baker, 164 shares; Ms. Davis, 3,488 shares; Mr. Dry, 129 shares; Mr. McCoy, 11,111 shares; Mr. Prendergast, 164 shares; and all executive offi-cers as a group, 21,796 shares.

    (4) Retired as of January 31, 2001.

    (5) Excludes shares owned by or for the benefit of family members of the following Directors and executive officers, each of whom disclaims beneficial ownership of such shares: Mr. Dry, 3,000 shares;
        Mr. Henderson, 1,668 shares; Mr. McCoy, 973 shares; and Mr. Smith, 3,000 shares.

    (6) Includes 848 shares held in trusts of which Mr. Noland is a co-trustee. Excludes 2,970 units held by Wachovia Bank, as Trustee un-der the Central Fidelity Directors Plan, for Mr. Noland. The units are equivalent to shares of common stock and do not have voting rights. The units will be settled in stock according to Mr. Noland's election under the plan.

    (7) Includes 114,200 shares held by a family limited liability company of which Mr. Offit is a member. Excludes 99,200 shares held by a charitable remainder trust of which Mr. Offit's spouse is a co-trustee and of which Mr. Offit's adult children have a remainder in-terest.

    (8) Retired as of January 1, 2001.

    (9) Retiring as of April 27, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Wachovia's Directors and designated executive officers, and any persons who own benefi-cially more than 10% of the outstanding shares of Wachovia common stock, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange reports disclosing their initial ownership of Wachovia common stock, as well as subsequent reports disclosing changes in such ownership. To Wachovia's knowledge, based solely on a review of the copies of such reports furnished to Wachovia and written representations that no other reports were required during the fiscal year ended December 31, 2000, Wachovia's Directors and designated executive officers timely complied with their respective Sec-tion 16(a) filing requirements except as noted below.

      During January 2000, Mr. Lewis acquired 282 shares of Wachovia's common stock through the conversion of phantom stock units previously granted under the Central Fidelity Directors Plan. The transaction was reported in a Form 4 filed with the SEC in February 2000, but after the deadline for the filing of such form. During April 1999, Mr. McCoy acquired 3,000 shares of Wachovia's common stock upon the exercise of an option. The transaction was reported in a Form 4 filed with the SEC in May 2000.

                    AUDIT COMMITTEE AND OTHER AUDIT MATTERS

Report of the Audit Committee

      The Audit Committee oversees Wachovia's financial reporting process for the Board of Directors. Management has primary responsibility for Wachovia's financial statements and reporting process, including internal controls. In fulfilling its responsibilities, the Audit Committee reviewed the audited financial statements in the annual report with management and discussed the acceptability of the accounting principles used, the reasonableness of significant judgments, and the clarity of disclosures.

      The Audit Committee reviewed with the independent auditors, who are re-sponsible for planning and carrying out a proper audit and reviews and ex-pressing an opinion on the conformity of those audited financial statements with accounting principles that are generally accepted in the United States, their judgments as to the acceptability of Wachovia's accounting principles, and such other matters as are required to be discussed with the committee un-der auditing standards that are generally accepted in the United States. In addition, the Audit Committee discussed with the independent auditors the au-ditors' independence from management and Wachovia including the matters in the written disclosures required by the Independence Standards Board, and consid-ered the compatibility of nonaudit services with the auditors' independence.

      The Audit Committee discussed with Wachovia's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evalu-ations of Wachovia's internal controls and the overall quality of Wachovia's financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Wachovia's

Annual Report on Form 10-K for the year ended December 31, 2000. The Audit Committee and the Board also have recommended, subject to shareholder approv-al, the selection of Wachovia's independent auditors.

                      George W. Henderson, III, Chairman

      F. Duane Ackerman       John T. Casteen III        Elizabeth Valk Long

Audit, Financial Information Systems Design and Implementation, and Other Fees Billed for 2000

      During 2000, Ernst & Young LLP served as Wachovia's independent auditors and provided additional services to Wachovia and its affiliates. The following table sets forth the Ernst & Young LLP fees for 2000 in connection with (1) the audit of Wachovia's annual financial statements and reviews of the various financial statements included in Wachovia's quarterly reports on Form 10-Q ("Audit Fees"); (2) consulting services relating to the design and implementa-tion of systems that aggregate data underlying, or generate information sig-nificant to, Wachovia's financial statements ("Financial Information Systems Design and Implementation Fees"); and (3) all other services, including audit-related services, rendered by Ernst & Young LLP ("All Other Fees").

                Financial Information Systems
   Audit Fees   Design and Implementation Fees All Other Fees
   ----------   ------------------------------ --------------
   $2,113,500                $ 0                 $1,100,124

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Wachovia's senior management compensation program is administered by the Compensation Committee. The Compensation Committee is responsible for the es-tablishment, approval and oversight of the total compensation and benefit pol-icies, plans, programs and agreements for senior management and consists en-tirely of nonemployee Directors who are not eligible to participate in any of the management compensation programs. During 2000, the following individuals served on the Compensation Committee: Peter C. Browning, John L. Clendenin, Robert A. Ingram, George R. Lewis and John C. Whitaker, Jr. None of these in-dividuals is, or has been, an officer or employee of Wachovia. Messrs. Clen-denin and Lewis served on the Compensation Committee until April 2000.

      The senior management compensation program consists of base salary, an-nual cash incentive and stock-based awards based on the performance of Wacho-via and the responsibility, experience, skills and performance of participat-ing individuals. This program utilizes competitive peer group information, targeted and maximum incentive pay levels and stock award guidelines, which are established and administered to reinforce the alignment of the interests of senior management employees with the interests of Wachovia's shareholders. The purposes of the program are to enable Wachovia to attract and retain tal-ent needed for Wachovia to compete successfully in an intensely competitive environment, and to provide the participants with reasonable and competitive total compensation opportunities based on the sustained performance of Wacho-via and the individual's contributions to that performance. The peer institu-tions used for comparison are 12 of the highest performing regional banking companies in the country, all of which are included in the KBW Index used in the stock performance graph on page 21.

      Federal law limits to $1,000,000 per year the tax deduction available to public companies for certain compensation paid to designated executive offi-cers unless an exception for qualified compensation is available. Wachovia's compensation program, including the Senior Management Incentive Plan and the Stock Plan, is designed to enable Wachovia to be eligible for full deductibil-ity of qualified performance-based compensation in excess of $1,000,000. Wa-chovia reserves the right to award compensation that does not comply with the $1,000,000 limitation exception if, based on the overall goals and objectives of Wachovia, it is determined to be in the best interest of Wachovia and its shareholders to do so.

      The Compensation Committee from time to time retains independent execu-tive compensation and benefit consultants to assist the Compensation Committee in its establishment, assessment and evaluation of the appropriateness and competitiveness of the senior management compensation program. Based on con-sulting assistance provided in 2000, the Compensation Committee determined that base salaries, stock-based incentive awards, and retirement plans at Wa-chovia were reasonably competitive with those of its peers. The Compensation Committee also determined that Wachovia's annual cash incentive targets were in line with those of its peers.

      A description of each of the major elements of the senior management compensation program and its specific relationship to corporate performance, and a summary of the decisions and actions taken by the Compensation Committee with regard to 2000 senior management compensation and the Chief Executive Of-ficer's compensation, are set forth below.

Base Salary

      Members of senior management receive base salaries determined by the re-sponsibilities, skills and experience related to their respective positions. Other factors considered in base salary determination are individual performance, the success of each business unit in the individual's area of re-sponsibility in achieving established profit and business plans, the competi-tiveness of the executive's total compensation and Wachovia's ability to pay an appropriate and competitive salary. Members of senior management are eligi-ble for periodic increases in their base salary as a result of individual per-formance or significant increases in their duties and responsibilities. The amount and timing of an increase depends upon the individual's performance, position of salary to the competitive market, and the time interval and any added responsibilities since the last salary increase. The salary increases during 2000 for certain executives, including the named executives, were based on an evaluation by the Compensation Committee of the above-described factors. These salary increases are reflected in the Summary Compensation Table.

Annual Cash Incentives

      The principal component of Wachovia's annual cash incentive program his-torically has been the Senior Management Incentive Plan. The Compensation Com-mittee believes that the structure of the Plan ensures the competitiveness of the annual cash incentive award opportunities under the Plan. Wachovia contin-ues to strive to align its total cash compensation levels with that of its peer institutions and to emphasize the use of compensation based on perfor-mance criteria, rather than general base salary increases.

      In January of each year as part of administering Wachovia's annual cash incentive program, the Compensation Committee establishes annual corporate performance benchmarks and potential award opportunity levels as a percentage of base salary based upon review of Wachovia's historical performance and an-nual business plan, and taking into account the historical performance of peer institutions. Bonus opportunities under the Plan are based upon corporate per-formance criteria, the individual performance of each participant and related business unit performances. Selected members of senior management, including the named executives, were approved as participants in the Plan and thus were eligible for awards in 2000. The annual corporate performance benchmarks for 2000 were established in terms of: (1) net income per diluted share (50% weight), (2) return on assets (25% weight) and (3) return on equity (25% weight). The composite corporate performance evaluation factor is determined by actual financial results for the year in relation to the established goals.

      The performance of each individual and the business unit for which an individual is assigned is determined by evaluating each individual's accom-plishments compared with established annual business goals and key strategic objectives for the individual or unit, as applicable. Based on the Compensa-tion Committee's policies, an individual assessment is made of the employee's contribution to the achievement of Wachovia's overall performance, goals and objectives. The resulting individual performance evaluation factor may reduce, but not increase, the employee's award based upon the composite corporate fac-tor.

      In January 2001, the Compensation Committee reviewed the overall corpo-rate performance for 2000 and determined there would not be award payments un-der the Senior Management Incentive Plan for 2000 to the Chief Executive Offi-cer and other senior management employees, including the other named execu-tives. The decision was based upon Wachovia achieving net income per diluted share of $4.58 (50% weight), a return of 1.34% on assets (25% weight) and a return of 15.89% on equity (25% weight), which were below performance goals established for 2000.

Stock-Based Awards

      The principal component of Wachovia's stock-based awards program is the Wachovia Corporation Stock Plan. The purpose of the Stock Plan is to encourage and enable members of senior management to increase their stock ownership in-terests in Wachovia, thereby even further aligning their interests with the interests of other shareholders. Members of senior management are eligible to receive an annual benefit under the Plan in the form of incentive stock op-tions, nonqualified stock options, stock appreciation rights ("SARs"), re-stricted stock and/or restricted units or other stock-related awards. Stock options, restricted stock and SARs have been granted under the Plan. The stock options and SARs typically vest over a five-year period. Vesting of restricted stock grants is subject to attaining certain specified performance goals and completion of the restriction period (generally five years). The number of shares and kinds of awards granted an individual are based upon a number of factors, including the level of responsibility, individual performance, Wachovia's performance, the value of the options and awards in relation to the individual's base salary and total compensation versus similar positions in the market, and the amounts and kinds of prior awards. No specific objective formula is used, however, to determine the amount of each specific award. The Compensation Committee has determined that stock option grants made in 2001 will normally vest over three years, and the restrictions will lapse on stock awards after four years. These changes were approved to make the terms of the equity awards more competitive with those of peer financial institutions. These vesting changes impact equity awards to all participants, including the named executives.

      In early 2000, the Compensation Committee made annual grants of stock options and restricted stock to the Chief Executive Officer and other members of senior management, including the named executives. The Compensation Commit-tee also subsequently awarded stock options and restricted stock to certain members of senior management, including at least one of the named executives, in conjunction with the assignment of significant new duties. The Compensation Committee took into account the responsibility level and performance of each individual and the other factors described above. These stock awards granted to the named executives are included in the tables on the following pages.

2000 Compensation for the Chief Executive Officer

      The Chief Executive Officer's compensation is determined based on the same basic factors as described above for other members of senior management. At its January 2000 meeting, the Compensation Committee reviewed comprehensive reports prepared by two independent executive compensation and benefit consul-tants analyzing Mr. Baker's total compensation compared with that of his coun-terparts at peer financial services institutions. This competitive data was considered in conjunction with Wachovia's overall performance in 1999 in meet-ing the needs of shareholders, customers and employees, and the Compensation Committee established the base salary, incentive award opportunity and stock awards of the Chief Executive Officer for 2000 based on these factors, as well as the factors described above for other members of senior management. The Compensation Committee determined at its January 2001 meeting that no cash bo-nus award was payable to Mr. Baker under the Senior Management Incentive Plan for 2000 based upon Wachovia's performance (net income per diluted share, re-turn on assets and return on equity) as described above in this report under the heading "Annual Cash Incentives."

                             Peter C. Browning, Chairman

       Robert A. Ingram       George R. Lewis     John C. Whitaker, Jr.

                                 COMPENSATION

      The following table sets forth, for the years ended December 31, 2000, 1999, and 1998, information regarding compensation paid to Wachovia's Chief Executive Officer and the four other most highly compensated executive officers of Wachovia (the "named executives").

                          Summary Compensation Table

                                                                                       Long-Term
                                              Annual Compensation                  Compensation Awards
                                  ------------------------------------------- -----------------------------
                                                                               Restricted     Securities
                                                             Other Annual         Stock       Underlying          All Other
Name and Principal Position  Year Salary ($) Bonus ($)(2) Compensation ($)(3) Awards ($)(4) Options/SARs (#) Compensation ($)(5)
---------------------------  ---- ---------- ------------ ------------------- ------------- ---------------  -------------------

Leslie M. Baker,
 Jr.                         2000  990,000            0          54,817         2,240,000      175,000/0           238,520
 Chairman and                1999  941,667    1,471,400          52,467         2,145,313      125,000/0            56,500
 Chief Executive             1998  839,167      891,600          49,697         1,875,000      125,000/0            50,350
 Officer (1)

G. Joseph
 Prendergast                 2000  650,000            0          32,721         1,660,000      100,000/0           116,189
 President and               1999  616,667      770,800         220,266         2,179,063      100,000/0            37,000
 Chief Operating             1998  540,000      573,800          30,138         1,125,000       50,000/0            32,400
 Officer (1)

Robert S. McCoy,
 Jr.                         2000  630,000            0          35,525         1,600,000       60,000/0           122,093
 Vice Chairman and           1999  575,000      718,800          32,715         1,733,125       60,000/0            34,500
 Chief Financial
  Officer                    1998  514,167      546,300          31,475         1,125,000       50,000/0            30,850

Mickey W. Dry                2000  408,333            0          38,278         1,280,000       30,000/0           130,310
 Senior Executive            1999  366,667      485,300          39,829         1,287,188       30,000/0            22,000
 Vice President
  and                        1998  325,000      259,000          29,809           900,000       30,000/0            19,500
 Chief Credit
  Officer

Jean E. Davis                2000  374,167            0          20,378         1,417,875       90,000/0            24,449
 Senior Executive            1999  298,333      372,900          30,015         1,195,938       45,000/0            17,900
 Vice President              1998  193,750      125,900          90,779           600,000       20,000/0            11,625

(1) Effective as of January 1, 2001, Mr. Baker became President, as well as Chairman of the Board and Chief Executive Officer, of Wachovia and Mr. Prendergast resigned as President and Chief Operating Officer.

(2) Includes amounts payable under Wachovia's Senior Management Incentive Plan and, for 1998, a supplemental bonus.

(3) All amounts disclosed are attributable to supplemental life and disability insurance, tax return preparation and financial planning services, compa-ny-sponsored social clubs, company-provided automobiles and automobile and cost-of-living allowances. Includes, as to Mr. Prendergast for 1999, $167,992 to cover certain relocation expenses incurred with his move to Winston-Salem and $22,320 for a portion of the taxes owed on such amounts.

(4) Represents the value of restricted stock units awarded under Wachovia's Stock Plan as of the date of the grant, without deduction for units that may be surrendered at the time of distribution of the award to pay applicable payroll taxes on the award. During 2000, Messrs. Baker, Prendergast, McCoy and Dry, and Ms. Davis were awarded 35,000, 25,000, 25,000, 20,000 and 25,000 restricted stock units, respectively. All restricted stock unit awards outstanding as of December 31, 2000 have a five-year restriction period. Aggregate outstanding restricted stock unit awards and their value at December 31, 2000 were: for Mr. Baker, 125,324 shares valued at $7,284,457; for Mr. Prendergast, 100,000 shares valued at $5,812,500; for Mr. McCoy, 95,000 shares valued at $5,521,875; for Mr.
    Dry, 71,000 shares valued at $4,126,875; and for Ms. Davis, 49,500 shares valued at $2,877,187. No dividends are paid on restricted stock awards during the restriction period.

(5) Represents matching contributions with respect to Wachovia's Retirement Savings and Profit-Sharing Plan and related equalization plan and, begin-ning in 2000, the present value of the benefits of the net premiums paid under Wachovia's Split Dollar Life Insurance Plan. During 2000, the amounts allocated under the Retirement Savings and Profit-Sharing Plan and related equalization plan to Messrs. Baker, Prendergast, McCoy and Dry, and Ms. Davis were $53,460, $35,100, $34,020, $22,050 and $20,205, respec-
    tively; and the value of the benefits under the Split Dollar Life Insur-ance Plan for Messrs. Baker, Prendergast, McCoy and Dry, and Ms. Davis was $185,060, $81,089, $88,073, $108,260 and $4,244, respectively.

                     OPTIONS AND STOCK APPRECIATION RIGHTS

      The following table sets forth information as to the grant of stock options during 2000 to the named executives. No SARs were granted during 2000.

                       Option Grants in Last Fiscal Year

                                                                            Potential Realizable
                                                                              Value at Assumed
                                                                              Annual Rates of
                                                                                   Stock
                                                                             Price Appreciation
                                        Individual Grants                    for Option Term (3)
                       ---------------------------------------------------- --------------------
                                       Percent of
                         Number of       Total
                         Securities     Options
                         Underlying    Granted to   Exercise or
                          Options     Employees in  Base Price   Expiration
Name                   Granted (#)(1) Fiscal Year  ($/Share) (2)    Date     5% ($)    10% ($)
----                   -------------- ------------ ------------- ---------- --------- ----------
Leslie M. Baker, Jr.      175,000         3.90%       64.00        1/28/10  7,043,620 17,849,916
G. Joseph Prendergast     100,000         2.23        64.00        1/28/10  4,024,926 10,199,952
Robert S. McCoy, Jr.       60,000         1.34        64.00        1/28/10  2,414,955  6,119,971
Mickey W. Dry              30,000          .67        64.00        1/28/10  1,207,478  3,059,986
Jean E. Davis              50,000         1.11        64.00        1/28/10  2,012,463  5,099,976
                           40,000          .89        51.1875     10/27/10  1,267,662  3,263,188

(1) All stock options become exercisable over a five-year period in 20% annual increments.

(2) The exercise price equals the market price of Wachovia common stock on the date of the grant.

(3) The potential gains are based on the assumed annual rates of stock price appreciation of 5% and 10% over the term of each option. Any actual gains are dependent on the future performance of Wachovia's common stock and general market conditions. There is no assurance that the assumed rates of stock price appreciation will be achieved. Increases in the stock price will benefit all shareholders commensurately.

      The following table sets forth information with respect to the named executives concerning the exercise of options during 2000 and unexercised options and SARs held at year-end. No SARs were exercised during 2000 and, except for 125,000 SARs held by Mr. Baker, no SARs were outstanding at year-end.

              Aggregated Option Exercises in Last Fiscal Year and
                       Fiscal Year-End Option/SAR Values

                                                               Number of Securities      Value of Unexercised
                                                              Underlying Unexercised         In-the-Money
                                                                  Options/SARs at           Options/SARs at
                                                                Fiscal Year-End (#)       Fiscal Year-End ($)(2)
                       Shares Acquired                       ------------------------- -------------------------
Name                   On Exercise (#) Value Realized ($)(1) Exercisable Unexercisable Exercisable Unexercisable
----                   --------------- --------------------- ----------- ------------- ----------- -------------
Leslie M. Baker,
 Jr.                        2,888             60,828           318,324      430,000     2,876,525     457,500
                            2,952             64,390
G. Joseph Prendergast         --                 --            106,000      227,000       977,000      82,375
Robert S. McCoy, Jr.          --                 --             78,000      154,000       536,750      68,000
Mickey W. Dry               3,000             87,937            62,500       85,000       605,875      51,875
Jean E. Davis                 600             14,962            29,900      141,400       188,925     288,575

(1) Based on the difference between the closing price on the date of exercise and the option exercise price.

(2) Based on the difference between the closing price on December 31, 2000, and the option exercise price.

              OTHER EXECUTIVE COMPENSATION PLANS AND ARRANGEMENTS

Pension Plan

      The following table shows the estimated annual benefits payable at retirement to a participant in the Retirement Income Plan, Wachovia's qualified defined benefit plan.

                                            Estimated Annual Retirement Benefits
Average Base Salary During Highest            for Years of Credited Service (1)(2)
      Five Consecutive Years        -----------------------------------------------------
        Before Retirement              10       15       20       25       30       35
----------------------------------  -------- -------- -------- -------- -------- --------
$   50,000                          $  4,986 $  7,479 $  9,972 $ 12,465 $ 14,958 $ 17,451
   100,000                             9,972   14,958   19,944   24,930   29,916   34,902
   500,000                            49,860   74,790   99,720  124,650  149,580  174,510
 1,000,000                            99,720  149,580  199,440  249,300  299,160  349,020
 1,200,000                           119,664  179,496  239,328  299,160  358,992  418,824
 1,500,000                           149,580  224,370  299,160  373,950  448,740  523,530
 2,000,000                           199,440  229,160  398,880  498,600  598,320  698,040

(1) Under the terms of the Retirement Income Plan, annual retirement income benefits are not reduced or offset by Social Security benefits. Estimated annual retirement benefits shown above are based on a joint and 100% survivor form of retirement income. The precise amount of the benefit depends upon the age of a participant and the age of his or her surviving spouse. Benefits vary under certain predecessor plans and plans maintained by companies that merged into Wachovia.

(2) Some of the amounts shown exceed the limits imposed by federal law for qualified pension plans and are payable only to participants in the other retirement arrangements described below.

      Employees of Wachovia and its subsidiaries who have completed one year of service are eligible to participate in the Retirement Income Plan. Upon retirement at age 65, a participant receives (subject to certain limitations) an annual benefit which equals 1.2% of the average of the highest five consecutive years of base compensation preceding termination or retirement (average compensation), multiplied by years of service after December 31, 1989. Employees of Wachovia prior to January 1, 1989, and employees of companies that have merged into or have been acquired by Wachovia, may have accrued benefits under certain predecessor defined benefit plans. Benefits vary under these plans from the terms of the Retirement Income Plan.

      Federal law places certain limitations on the amount of benefits payable under qualified pension plans. The annual benefit paid to a participant at Social Security retirement age cannot exceed $135,000 for 2000 and $140,000 for 2001 (adjusted in increments of $5,000 for inflation). In addition, the annual amount of covered compensation under the plan is limited to $170,000 for 2000 and for 2001 (adjusted in increments of $10,000 for inflation). The 2000 base salary for each of the named executives is set forth in the Summary Compensation Table. For such individuals, full years of credited service are as follows: Mr. Baker, 30 years; Ms. Davis, 15 years; Mr. Dry, 36 years; Mr. McCoy, 16 years; and Mr. Prendergast, 26 years.

Supplemental Retirement Arrangements

      Wachovia has entered into nonqualified, unfunded retirement agreements with a number of senior officers of Wachovia. These arrangements are intended to restore the benefits lost because of statutory limits imposed by federal law and to supplement the retirement payments received by participating executives under the Retirement Income Plan. Except for the level of benefits provided under the various agreements and the ages at which an executive is eligible to retire, the agreements are substantially similar.

      Under the terms of the supplemental retirement arrangements with the named executives, each executive will retire at a specified age, or, with the consent of the Compensation Committee, as early as age 55 on a reduced benefit basis for each year prior to the retirement date specified in the agreement, provided the executive has completed 10 years of service. Upon retirement, the executive will be entitled to receive a supplemental benefit. The monthly amount of the supplemental benefit is equal to one-twelfth of the product of 2.5% of the named executive's final average compensation times the number of years of creditable service under the Retirement Income Plan (up to a maximum of 62.5%), reduced by the amount of monthly payments under the Retirement Income Plan and any other pension plan. "Final average compensation" means the average of the executive's annual compensation for the three full years within the final five years of employment which produce the highest average. Annual compensation for this purpose includes total cash remuneration from Wachovia, including base salary, incentive compensation to the extent approved by the Compensation Committee, salary reduction amounts under qualified and unqualified plans or arrangements, and deferrals under deferred compensation plans and agreements. The supplemental benefit generally is paid in the form of a single life annuity for the executive's life, although payments may be made in a lump sum in certain circumstances. The agreements also provide for the payment of reduced supplemental benefits in the event of the executive's death or disability.

      A named executive will forfeit any rights under the supplemental retirement arrangement if he fails to retire at his normal retirement date (unless the named executive and Wachovia agree to extend the named executive's employment beyond his normal retirement date), terminates employment prior to his retirement date without Compensation Committee consent, or is terminated for cause. In addition, the right to payment of supplemental benefits will terminate if the executive violates certain noncompetition, confidentiality and similar restrictions. The agreements with the named executives also provide that, in the event of a change of control of Wachovia, the executive's rights to benefits under the agreement will be fully vested, without regard to his termination for any reason (other than cause). Further, if the executive is voluntarily or involuntarily terminated during the three-year period following a change of control, his supplemental benefit will be deferred until the end of the compensation period under any applicable employment agreement with Wachovia (or, if later, until the date the named executive attains age
55) and adjusted to reflect any continuation benefits under his employment agreement.

      The following table sets forth estimated total annual benefits which would become payable to the named executives, with the exception of Mr. McCoy, under the formula in their respective retirement agreements (which amounts will be reduced by the benefits paid under the Retirement Income Plan) based upon final average compensation and years of credited service.

                                      Estimated Annual Retirement Benefits
Average Compensation During Highest       for Years of Credited Service
Three Years in the Last Five Years   ---------------------------------------
         Before Retirement              10       15        20         25
-----------------------------------  -------- -------- ---------- ----------
            $   100,000              $ 25,000 $ 37,500 $   50,000 $   62,500
                300,000                75,000  112,500    150,000    187,500
                500,000               125,000  187,500    250,000    312,500
                700,000               175,000  262,500    350,000    437,500
                900,000               225,000  337,500    450,000    562,500
              1,000,000               250,000  375,000    500,000    625,000
              1,100,000               275,000  412,500    550,000    687,500
              1,200,000               300,000  450,000    600,000    750,000
              1,500,000               375,000  562,500    750,000    937,500
              2,000,000               500,000  750,000  1,000,000  1,250,000

      Mr. McCoy's retirement agreement is slightly different than those of the other named executives in that his formula increases by 1% per year of service from a percentage of 55% should he retire with 10 years of service up to a maximum of 60% at 15 years of service. All other material features of his re-tirement agreement are substantially similar to those of the other partici-pants.

Retirement Savings and Profit-Sharing Plan

      Wachovia has a voluntary qualified defined contribution plan titled the Retirement Savings and Profit-Sharing Plan. The plan provides that eligible employees can contribute to the plan from 1% to 15% of their compensation. The plan provides that Wachovia will match 100% of each participant's contribu-tions up to the first 3% of the participant's contributed compensation plus 50% of the next 3% of the participant's contributed compensation. The plan also provides for (1) additional contributions by Wachovia of up to 1.5% of the participant's contributed compensation if Wachovia meets certain earnings performance criteria established annually at the beginning of each year, and
(2) special discretionary contributions by Wachovia of up to an additional 4% if the committee administering the plan considered Wachovia's annual perfor-mance to be truly outstanding.

      Federal law limits the maximum annual compensation from which an em-ployee may elect to make contributions under qualified plans such as the plan to $170,000 for 2000 and 2001 (adjusted in increments of $10,000 for infla-tion). Participants may elect to make all or part of their contributions under these plans on a before-tax basis provided such before-tax contributions do not exceed $10,500 in 2000 and 2001 (adjusted in increments of $500 for infla-tion). Employee contributions are subject to certain regulatory restrictions, which may limit further the maximum contribution of certain more highly com-pensated participants (including the named executives). During 2000, Wachovia maintained a nonqualified equalization plan designed to protect selected key employees (including the named executives) of Wachovia or its subsidiaries from loss of benefits under the Retirement Savings and Profit-Sharing Plan re-sulting from the application of limitations on contributions to qualified plans contained in the Internal Revenue Code. If contributions under the plan were not allocated to the key employee due to those limitations on contribu-tions, the equalization plan provided for Wachovia to credit to a nonqualified account for the employee the amount of such contribution not so allocated. Amounts credited to each participant's nonqualified account in 2000 were cred-ited monthly with an interest equivalent based on the Long-Term Applicable Federal Rate and are payable to the participants in the equalization plan upon termination of employment. The amounts contributed by Wachovia to the Retire-ment Savings and Profit-Sharing Plan and the equalization plan for the benefit of the named executives are included in the column "All Other Compensation" in the Summary Compensation Table.

Employment Agreements

      Wachovia has entered into employment agreements with certain senior of-ficers of Wachovia, including the named executives. The terms of Mr. Baker's employment agreement and the employment agreements of the other named execu-tives are substantially similar, other than the special retention award granted to Mr. Baker, which is discussed below. Each employment agreement has a three-year term, subject to extension until the executive reaches the speci-fied retirement age.

      Under the terms of the employment agreements, during the term of the agreement, the named executive will receive an annual base salary at least equal to his current base salary and be eligible for periodic increases in base salary. Each agreement provides that the named executive is entitled to certain "continuation benefits" if he is involuntarily terminated during the term of the agreement (that is, he is terminated by Wachovia other than for cause or he voluntarily terminates employment as a result of a reduction in salary, retirement agreement benefits, or duties and responsibilities). The executive forfeits the right to continuation benefits if he is terminated for cause or if he breaches certain consulting, confidentiality or noncompetition restrictions following termination.

      If the named executive is involuntarily terminated, the executive will be entitled, for the period ending on the earlier of the third anniversary of the termination or the named executive's normal retirement date, as defined in his retirement agreement (or, for Mr. Baker, a period of three years following termination) (the "compensation period"), to receive monthly cash compensation equal to one-twelfth of the sum of (1) the highest annual base salary rate in effect during the 12-month period before termination, plus (2) annual incen-tive compensation equal to the highest annual average based on any three-year period during the final five years of employment (provided the Compensation Committee approves such bonus amounts), plus (3) the total amount of Wachovia contributions under the Retirement Savings and Profit-Sharing Plan and any executive deferred com-pensation plans or arrangements in which he participated (based on the highest annual average during any three-year period among the final five years of em-ployment).

      In addition, in the event of his involuntary termination, the named ex-ecutive will be entitled during the compensation period to (1) continue vesting with respect to stock options, restricted stock awards or other stock-based awards granted under Wachovia's Stock Plan and other stock-based plans, and (2) receive employee benefits and supplemental and equalization benefits to which he was entitled prior to termination (or substantially equivalent benefits). The employment agreements also provide that, if the named executive terminates employment for any reason or is involuntarily terminated (other than for cause) within the three-year period following a change of control, then (1) he is entitled to the continuation benefits described above for the three-year period beginning on the date of his termination; (2) he will re-ceive "gross-up payments" equal to the amount of excise taxes, income taxes, interest and penalties if such payments are deemed excess parachute payments for federal income tax purposes; and (3) with respect to Mr. Baker, his reten-tion restricted stock award, discussed below, will become fully vested and ex-ercisable.

      In addition to the other benefits described above, Mr. Baker's employ-ment agreement also provides for the grant of a restricted stock award for 60,000 shares of Wachovia common stock at age 60, which will vest in 50% in-crements at age 61 and 62 (or if a change in control occurs before he reaches age 60, the award will vest immediately). The retention component of Mr. Bak-er's employment agreement also provides that all stock options, restricted stock awards and other amounts granted under Wachovia's Stock Plan (or similar plans) will become fully vested and exercisable once Mr. Baker attains age 60.

        CERTAIN TRANSACTIONS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

      Directors, nominees and executive officers, members of their immediate families, and business organizations and individuals associated with them have been customers of, and have had normal transactions with, Wachovia and its af-filiates. All such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and col-lateral, as those prevailing at the time for comparable transactions with other customers, and did not involve more than the normal risk of collectibility or present other unfavorable features. In addition, Wachovia and its affiliates have engaged in other transactions with such persons, all of which were made on substantially the same terms as those prevailing at the time for comparable transactions with other persons.

      W. Hayne Hipp is Chairman, President, Chief Executive Officer and a di-rector of The Liberty Corporation. Until the sale of Liberty Life Insurance Company ("Liberty Life") in November 2000 to an unaffiliated company, The Lib-erty Corporation was the parent of Liberty Life. The Hipp family has signifi-cant share holdings in The Liberty Corporation. Wachovia places with Liberty Life certain credit life insurance purchased by installment loan customers of its affiliates. The net premium benefit on this credit life insurance retained by Liberty Life in 2000 was approximately $1,913. Employee-owned universal life insurance policies for certain Wachovia employees also are written by Liberty Life. During 2000, Wachovia paid approximately $28,700 in premiums for this plan coverage, including approximately $16,900 in employee payments to-ward universal life insurance plan coverage. Corporate-owned life insurance policies associated with certain employee benefit obligations are written by Liberty Life. During 2000, premiums for this coverage were approximately $1,267,700.

                           COMPANY STOCK PERFORMANCE

      The graph below presents the cumulative total return, assuming the rein-vestment of dividends, for the period from December 31, 1995 through December 31, 2000, from an investment of $100 in each of Wachovia common stock, the Standard & Poor's 500 Stock Index and the Keefe, Bruyette & Woods 50 Total Re-turn Index (the "KBW 50"). The KBW 50 is a published industry index providing a market capitalization weighted measure of the total return of 50 U.S. banking companies, including all money center and most major regional banks.

                                    [GRAPH]
                                                                  Five-year
             Base                                                 Compound
            Period                                                 Annual
             1995    1996     1997     1998     1999     2000    Growth Rate
            ------  -------  -------  -------  -------  -------  -----------
Wachovia     $100   $127.61  $188.08  $207.21  $165.56  $147.02      8.0%
KBW 50        100    141.46   206.80   223.91   216.14   259.50     21.0
S&P 500       100    122.96   163.98   210.85   255.21   231.98     18.3

                      APPOINTMENT OF INDEPENDENT AUDITORS

      Ernst & Young LLP has been appointed independent auditors for Wachovia for 2001, subject to ratification of that appointment by the shareholders. Ernst & Young LLP has acted as the independent auditors for Wachovia and its predecessors since 1969. Wachovia has been advised by Ernst & Young LLP that, to the best of its knowledge, no member of the firm has any direct or material indirect financial interest in Wachovia or any of its subsidiaries, nor has any such member had any connection during the past three years with Wachovia or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Rep-resentatives also will be available to respond to appropriate questions.

     The Board of Directors recommends a vote "FOR" ratification of the ap-pointment of Ernst & Young LLP as independent auditors for 2001.

               PRESENTATION OF MATTERS AT THE 2002 ANNUAL MEETING

     In order to be considered for inclusion in the Proxy Statement for Wachovia's 2002 Annual Meeting of Shareholders, which is presently scheduled to be held on April 26, 2002, shareholder proposals must be received by the Secre-tary of Wachovia no later than November 19, 2001.

     Wachovia's bylaws contain procedures that shareholders must follow to present business at an annual meeting of shareholders. A shareholder may obtain a copy of these procedures from Wachovia's Secretary. In addition to other ap-plicable requirements, for business to be properly brought before the 2002 An-nual Meeting, a shareholder must give notice of the matter to be presented at the meeting in a proper written form to Wachovia's Secretary. The Secretary must receive this written notice at the principal offices of Wachovia not ear-lier than December 27, 2001 and not later than January 26, 2002. Shareholder proposals not made in accordance with these requirements may be disregarded by the Chairman of the meeting.

     Shareholders who wish to nominate persons for election as Directors at the 2002 Annual Meeting, which is presently scheduled to be held on April 26, 2002, must give written notice in accordance with the requirements of Wachovia's by-laws to Wachovia's Secretary not earlier than December 27, 2001 and not later than January 26, 2002. Each notice must set forth (1) the name and address of the shareholder who proposes to make the nomination and the name and address of the person to be nominated; (2) a representation that the shareholder is a holder of record of shares of common stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice; (3) a description of all arrangements or understand-ings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made;
(4) such other information regarding each nominee as would be required to be included in a proxy statement pursuant to the proxy rules of the SEC if the nominee had been nominated by the Board of Directors or a Board committee; and
(5) the written consent of each nominee to serve as a director if so elected. Nominations not made in accordance with these requirements may be disregarded by the Chairman of the meeting.

                                 OTHER MATTERS

     Wachovia's 2000 Annual Report on Form 10-K will be available at Wachovia's Web site (http://www.wachovia.com) and at the SEC's Web site (http://www.sec.gov) within several days after the filing of the report with the SEC. A copy of the report also may be obtained after March 31, 2001, by any shareholder, free of charge, upon written request to Wachovia's Secretary.

                                        L.M. Baker, Jr.
                                        Chairman, President
                                        and Chief Executive Officer
                                        March 19, 2001

                                                                       EXHIBIT A

                              WACHOVIA CORPORATION

                              AMENDED AND RESTATED
                            AUDIT COMMITTEE CHARTER

I. Composition of the Audit Committee: The Audit Committee shall be comprised of at least three directors, each of whom shall have no relationship to Wa-chovia Corporation (Wachovia) that may interfere with the exercise of their independence from management and Wachovia and shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Ex-change, Inc., as such requirements are interpreted by Wachovia's Board of Directors (Board of Directors) in its business judgment.

II. Purpose of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors:

  1. in its oversight of Wachovia's accounting and financial reporting prin-ciples and policies and internal audit controls and procedures;

  2. in its oversight of Wachovia's financial statements and the independent audit thereof;

  3. in selecting, evaluating and, where deemed appropriate, replacing the outside auditors (or nominating the outside auditors to be proposed for shareholder approval in any proxy statement); and

  4. in evaluating the independence of the outside auditors.

  The function of the Audit Committee is oversight. The management of Wacho-via is responsible for the preparation, presentation and integrity of Wachovia's financial statements. Management and the general auditor of the internal auditing department (general auditor) are responsible for main-taining appropriate accounting and financial reporting principles and poli-cies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The indepen-dent auditors are responsible for planning and carrying out a proper audit of Wachovia's annual financial statements, reviews of Wachovia's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time em-ployees of Wachovia and are not, and do not represent themselves to be, ac-countants or auditors by profession or experts in the fields of accounting or auditing including in respect of auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside Wachovia from which it re-ceives information, (ii) the accuracy of the financial and other informa-tion provided to the Audit Committee by such persons or organizations ab-sent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to Wachovia.

  The independent auditors for Wachovia are ultimately accountable to the Board of Directors as assisted by the Audit Committee. The Board of Direc-tors, with the assistance of the Audit Committee, has the ultimate author-ity and responsibility to select, evaluate and, nominate the independent auditors to be proposed for shareholder approval in the proxy statement.

     The independent auditors shall submit to Wachovia annually a formal written statement delineating all relationships between the independent auditors and Wachovia ("Statement as to Independence"), addressing each nonaudit service provided to Wachovia and the matters set forth in Independence Standards Board No. 1.

     The outside auditors shall submit to Wachovia annually a formal written statement of the fees billed for each of the following categories of serv-ices rendered by the outside auditors: (i) the audit of Wachovia's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in Wachovia's Quarterly Reports on Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and sep-arately identifying fees for such services relating to financial informa-tion systems design and implementation); and (iii) all other services ren-dered by the outside auditors for the most recent fiscal year, in the ag-gregate and by each service.

III. Meetings of the Audit Committee: The Audit Committee shall meet four times annually, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial results. The Audit Committee should meet separately at least annually with management, the general auditor and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of Wachovia or Wachovia's independent counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

     1.   with respect to the independent auditors,

          (i) to provide advice to the Board of Directors in selecting, evaluating or replacing the independent auditors;

          (ii) to review the fees charged by the independent auditors for audit and nonaudit services;

          (iii) to ensure that the independent auditors prepare and deliver annually a Statement as to Independence, to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of Wachovia's independent auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the independent auditors' independence;

          (iv) if applicable, to consider whether the outside auditors' provision of (a) information technology consulting services relating to financial information systems design and implementation and (b) other nonaudit services to Wachovia is compatible with maintaining the independence of the outside auditors; and

          (v) to instruct the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and Audit Committee.

     2.   with respect to the internal auditing department,

          (i) to review the appointment and replacement of the general auditor; and

          (ii) to advise the general auditor that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management's responses thereto.

     3. with respect to financial reporting principles and policies and internal audit controls and procedures,

          (i) to advise management, the general auditor and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

          (ii) to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section
                380), as may be modified or supplemented, including reports and communications related to:

                . deficiencies noted in the audit in the design or operation of internal controls;

                .   consideration of fraud in a financial statement audit;

                .   detection of illegal acts;

                . the independent auditors' responsibility under generally accepted auditing standards;

                .   significant accounting policies;

                .   management judgments and accounting estimates;

                .   adjustments arising from the audit;

                . the responsibility of the independent auditors for other information in documents containing audited financial statements;

                .   disagreements with management;

                .   consultation by management with other accountants;

                . major issues discussed with management prior to retention of the independent auditors;

                . difficulties encountered with management in performing the audit;

                . the independent auditors' judgments about the quality of Wachovia's accounting principles; and

                . reviews of interim financial information conducted by the independent auditors.

          (iii) to meet with management, the general auditor and/or the independent auditors:

                .   to discuss the scope of the annual audit;

                .   to discuss the audited financial statements;

                . to discuss any significant matters arising from any audit or re-port or communication referred to in items 2(ii) or 3(ii) above, whether raised by management, the general auditor or the indepen-dent auditors, relating to Wachovia's financial statements;

                . to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders;

                . to discuss significant changes to Wachovia's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent auditors, the general auditor or management, and

                . to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.


          (iv) to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section l0A of the Securities Exchange Act of 1934, as amended, which sets forth certain proce-dures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

          (v) to discuss with Wachovia's general counsel any significant legal mat-ters that may have a material effect on the financial statements, Wachovia's compliance policies, including material notices to or in-quiries received from governmental agencies.

     4.   with respect to reporting and recommendations,

          (i) to prepare any report or other disclosures, including any recommenda-tion of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in Wachovia's annual proxy statement;

          (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors; and

          (iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage independent auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

                               [LOGO OF WACHOVIA]


#00011-43
 2001

                             Wachovia Corporation

                 Proxy for the Annual Meeting of Shareholders
  This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned hereby appoints Kenneth W. McAllister, Senior Executive Vice President and General Counsel, and William M. Watson, Jr., Secretary, of Wachovia Corporation, as attorneys and proxies to vote all of the shares of COMMON STOCK of Wachovia Corporation, appearing on the reverse side hereof, held or owned by the undersigned at the Annual Meeting of Shareholders on April 27, 2001, and at any adjournments thereof.

If you are a participant in Wachovia Corporation's Retirement Savings and Profit Sharing Plan, this proxy also will serve as a voting instruction for the trustee of the plan with respect to shares held for your account. The trustee will vote the shares held in the plan for which proxies are not received in the same proportion as the shares for which proxies are received.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

--------------------------------------------------------------------------------
    PLEASE VOTE, DATE, SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
             ENVELOPE IF NOT VOTING BY TELEPHONE OR THE INTERNET.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company. Each joint owner should personally sign. Trustees, custodians and other fiduciaries should indicate the capacity in which they sign and, where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

___________________________________             ________________________________
___________________________________             ________________________________
___________________________________             ________________________________

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

Wachovia Corporation

Mark box at right if an address change          [_]
Or comment has been noted on the reverse
Side of this card.

CONTROL NUMBER:

                                                 _______________________________
Please be sure to sign and date this Proxy.      Date

Shareholder sign here ______________________     Co-owner sign here ____________

DETACH CARD

     Vote By Telephone

It's fast, convenient and immediate.
Call Toll-Free on a Touch-Tone Phone

Follow these four easy steps:

1.   Read the accompanying Proxy Statement.

2.   Call the toll-free number
     1-877-779-8683.
     For shareholders residing
     outside the United States,
     call collect on a touch-tone
     phone 1-201-536-8073.
     There is NO CHARGE for this call.

3.   Enter your Control Number located on the Proxy Card.

4.   Follow the recorded instructions.

Your vote is important!
Call 1-877-PRX-VOTE anytime!

1.   Election of Directors.

                                                  For all nominees     Withhold     For All Except
                                                       [_]               [_]            [_]

     Nominees to serve for a three-year term:

     (01)     James S. Balloun
     (02)     Peter C. Browning
     (03)     W. Hayne Hipp
     (04)     Lloyd U. Noland, III
     (05)     Dona Davis Young

     NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the names(s) of the Nominee(s). Your shares will be voted for the remaining nominee(s).

                                                       For             Against         Abstain
2.   To ratify the appointment of Ernst & Young        [_]               [_]             [_]
     auditors for the current year.

3.   In their discretion, the proxies are authorized to vote on such other business as may property come before the meeting.

                                                                                   DETACH CARD

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